Exhibit 99.1

Media Relations Contact:

Suzanne Keen

972-453-7875

suzanne.keen@dexmedia.com

Investor Relations Contact:

Cliff Wilson

972-453-6188

cliff.wilson@dexmedia.com

Dex Media announces first quarter 2014 earnings

DALLAS, May 06, 2014 — Dex Media, Inc. (NASDAQ:DXM), one of the largest national providers of social, local and mobile marketing solutions through direct relationships with local businesses, today announced financial results for the first quarter 2014.

•                  Improvement in the multi-product advertising sales² trend due primarily to digital growth

•                  Stable margin results

•                  Strong cash flow allowed the pay down of $74M of bank debt in the quarter

“Our first quarter results underscore our commitment to drive top-line sales and provide value for our investors,” said Peter McDonald, president and CEO of Dex Media.  “With continued focus on cost control, digital product innovation and a great client experience, we believe we can build on this momentum into the future.”

2014 First Quarter Results

$ in millions	1Q’14
GAAP Reporting
Operating Revenue	$456
Operating Income	$7
Net (Loss)	$(82)

1Q’14
Non-GAAP Reporting
Pro forma Operating Revenue(1)	$486
Adjusted Pro forma EBITDA(1)	$194
Adjusted Pro forma EBITDA margin(1)	39.9%

Advertising Sales(2)
Print	(19.7)%
Digital	8.5%
Total	(12.9)%

(1) These represent non-GAAP measures. Pro forma Operating Revenue includes Dex One and SuperMedia operating revenue as if the merger had occurred prior to 2012 and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted Pro forma EBITDA represents earnings before interest; taxes; depreciation and amortization; and other nonrecurring items, including adjustments to reorganization items, merger transaction costs, merger integration costs, severance costs, and post-employment benefits plan amendments. Adjusted Pro forma EBITDA includes Dex One and SuperMedia EBITDA as if the merger had occurred prior to 2012; and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted Pro forma EBITDA margin is calculated by dividing Adjusted Pro forma EBITDA by Pro forma Operating Revenue.

(2) Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under U.S. GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both former Dex One and former SuperMedia, for the three months ended March 31, 2014 and 2013.

Cash provided by operations for the three months ended March 31, 2014 was $100 million less $3 million in capital expenditures which resulted in free cash flow, a non-GAAP measure of $97 million.  The Company had a cash balance of $179 million as of March 31, 2014.

Acquisition Accounting Statement

On April 30, 2013, the merger of Dex One and SuperMedia was consummated, with 100% of the equity of SuperMedia being exchanged for equity in Dex Media.  We accounted for the business combination using the acquisition method of accounting, with Dex One identified as the acquiring entity for accounting purposes.  As a result of the acquisition of SuperMedia, our GAAP results for the three ended March 31, 2013 exclude the operating results of SuperMedia. Prior to the merger with Dex One, SuperMedia had deferred revenue and deferred directory costs on its consolidated balance sheet.  These amounts represented future revenue and cost that would have been amortized by SuperMedia from May 2013 through April 2014 that will not be recognized by Dex Media.  As a result of acquisition accounting, the fair value of deferred revenue and deferred directory costs was determined to have no future value, thus were not recognized in the operating results of Dex Media. The exclusion of these items from our operating results did not have any impact on the cash flows of Dex Media.  See the attached schedules and our quarterly filing on Form 10-Q for additional information on the merger and the financial impacts on our results.

Earnings Call and Webcast Information

Dex Media will host an investor call at 10 a.m. EST today. Individuals within the United States can access today’s call by dialing 888-603-6873. International participants should dial 973-582-2706. The pass code for the call is: 33613106. In order to ensure a prompt start time, please dial into the call by 9:50 a.m. EST.  A replay of the teleconference will be available at 800-585-8367.  International callers can access the replay by calling 404-537-3406. The replay pass code is: 33613106. The replay will be available through May 20, 2014. In addition, a live Web cast will be available on Dex Media’s Web site in the Investor Relations section at www.dexmedia.com.

Basis of Presentation and Non-GAAP Financial Measures

The financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted pro forma non-GAAP results.  Dex Media believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance. Specifically, Dex Media believes the non-GAAP results provide useful information to management and investors by excluding certain nonrecurring items that Dex Media believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Dex Media’s performance, and Dex Media believes that non-GAAP results provide investors with financial measures that most closely align to its internal financial measurement processes.

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements, as they are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following:

•                  our inability to provide assurance for the long-term continued viability of our business;

•                  failure to comply with the financial covenants and other restrictive covenants in our credit facilities;

•                  limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities;

•                  limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings;

•                  changes in our credit rating;

•                  changes in our operating performance;

•                  reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue;

•                  declining use of print yellow page directories by consumers;

•                  our ability to collect trade receivables from clients to whom we extend credit;

•                  credit risk associated with our reliance on small and medium sized businesses as clients;

•                  our ability to anticipate or respond to changes in technology and user references;

•                  our ability to maintain agreements with major Internet search and local media companies;

•                  competition from other yellow page directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies;

•                  changes in the availability and cost of paper and other raw materials used to print our directories;

•                  our reliance on third-party providers for printing, publishing and distribution services;

•                  our ability to attract and retain qualified key personnel;

•                  our ability to maintain good relations with our unionized employees;

•                  changes in labor, business, political and economic conditions;

•                  changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses;

•                  the outcome of pending or future litigation and other claims;

•                  the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the merger of Dex One Corporation (“Dex One”) and SuperMedia Inc. (“SuperMedia”) may not be realized or may take longer to realize than expected;

•                  the risk that benefits from the merger of Dex One and SuperMedia may be significantly offset by costs incurred in integrating Dex One and SuperMedia operations;

•                  difficulties with the process of integrating the operations of Dex One and SuperMedia, including: coordinating geographically separate organizations; integrating business cultures, which could prove to be incompatible; and difficulties and costs of integrating information technology systems; and

•                  other events beyond our control that may result in unexpected adverse operating results.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the periodic and other reports we file with the Securities and Exchange Commission (the “SEC”), including the information in this report and “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2013. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof or, in the case of statements incorporated by reference, on the date of the document incorporated by reference. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Dex Media

Dex Media (NASDAQ: DXM) provides local, social and mobile marketing solutions to businesses in communities across the U.S. under the Dex One and SuperMedia brands. The company’s widely used consumer services include the DexKnows.com® and Superpages.com® online and mobile search portals and applications and local print directories. For more information, visit www.DexMedia.com.

###

Dex Media, Inc.	Schedule A
Consolidated Statements of Operations
Reported (GAAP)
Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013
(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	3/31/14	3/31/13	% Change

Operating Revenue	$456	$288	58.3

Operating Expense
Selling	115	65	76.9
Cost of service (exclusive of depreciation and amortization)	150	84	78.6
General and administrative	23	31	(25.8)
Depreciation and amortization	161	89	80.9
Total Operating Expenses	449	269	66.9

Operating Income	7	19	(63.2)
Interest expense, net	90	43	109.3
(Loss) Before Reorganization Items, and (Benefit) for Income Taxes	(83)	(24)	245.8

Reorganization items	—	36	(100.0)

(Loss) Before (Benefit) for Income Taxes	(83)	(60)	38.3
(Benefit) for income taxes	(1)	(1)	—
Net (Loss)	$(82)	$(59)	39.0

Basic and Diluted (Loss) per Common Share	$(4.74)	$(5.84)	(18.8)
Basic and diluted weighted-average common shares outstanding	17.3	10.2

Dex Media, Inc.	Schedule B
Reconciliation of Non-GAAP Measures
Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013
(dollars in millions)

	3 Mos. Ended	3 Mos. Ended
Unaudited	3/31/14	3/31/13

Net (Loss) - GAAP	$(82)	$(59)
Add/(subtract) non-operating items:
(Benefit) for income taxes	(1)	(1)
Interest expense, net	90	43
Reorganization items,(3)	—	36
Operating Income	7	19
Depreciation and amortization	161	89
EBITDA (non-GAAP) (1)	168	108

Adjustments and Pro Forma Items:
Adjustments for SuperMedia acquisition accounting (4)	21	132
Merger transaction costs (5)	—	16
Merger integration costs (6)	18	—
Severance (7)	—	3
Post-employment benefits plan amendments (8)	(13)	(29)
Adjusted Pro Forma EBITDA (non-GAAP) (2)	$194	$230

Operating Revenue - GAAP	456	288
SuperMedia revenue excluded from GAAP revenue (12)	30	293
Pro Forma Operating Revenue (non-GAAP)	$486	$581

Operating income margin (9)	1.5%	6.6%
Impact of depreciation and amortization	35.3%	30.9%
EBITDA margin (non-GAAP) (10)	36.8%	37.5%
Impact of adjustments and pro forma Items	3.1%	2.1%
Adjusted Pro Forma EBITDA margin (non-GAAP) (11)	39.9%	39.6%

	3 Mos. Ended	3 Mos. Ended
Unaudited	3/31/14	3/31/13

Net cash provided by operating activities - GAAP	$100	$55
SuperMedia operating cash flow excluded from GAAP results	—	51
Adjustment for merger transaction cash costs	—	14
Adjusted Pro Forma net cash provided by operating activities	$100	$120
Less: Additions to fixed assets and capitalized software - GAAP	(3)	(6)
Less: SuperMedia additions to fixed assets and capitalized software not included in GAAP results	—	(4)
Pro Forma addtions to fixed assets and capitalized software	(3)	(10)
Adjusted Pro Forma Free Cash Flow (13)	$97	$110

Note: Please see accompanying reconciliation end notes.

Dex Media, Inc.	Schedule C
Consolidated Balance Sheets
Reported (GAAP)
As of March 31, 2014 and December 31, 2013
(dollars in millions)

Unaudited	3/31/14	12/31/13	$ Change

Assets
Current assets:
Cash and cash equivalents	$179	$156	$23
Accounts receivable, net of allowances of $31 and $26	175	218	(43)
Deferred directory costs	179	183	(4)
Deferred tax assets	12	9	3
Prepaid expenses and other	20	27	(7)
Assets held for sale	16	16	—
Total current assets	581	609	(28)
Fixed assets and capitalized software, net	92	106	(14)
Goodwill	315	315	—
Intangible assets, net	1,234	1,381	(147)
Pension assets	42	41	1
Other non current assets	11	12	(1)
Total Assets	$2,275	$2,464	$(189)

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Current maturities of long-term debt	$153	$154	$(1)
Accounts payable and accrued liabilities	135	166	(31)
Accrued interest	11	20	(9)
Deferred revenue	120	126	(6)
Total current liabilities	419	466	(47)
Long-term debt	2,473	2,521	(48)
Employee benefit obligations	115	132	(17)
Deferred tax liabilities	35	28	7
Unrecognized tax benefits	14	19	(5)
Other liabilities	1	1	—

Stockholders’ equity (deficit):
Common stock, par value $.001 per share, authorized- 300,000,000 shares: issued and outstanding-17,635,374 at March 31, 2014 and 17,601,520 at December 31, 2013	—	—	—
Additional paid-in capital	1,552	1,551	1
Retained (deficit)	(2,302)	(2,220)	(82)
Accumulated other comprehensive (loss)	(32)	(34)	2
Total shareholders’ equity (deficit)	(782)	(703)	(79)
Total Liabilities and Shareholders’ Equity (Deficit)	$2,275	$2,464	$(189)

Dex Media, Inc.	Schedule D
Consolidated Statements of Cash Flows
Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow
Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013
(dollars in millions)

	3 Mos. Ended	3 Mos. Ended
Unaudited	3/31/14	3/31/13	$ Change

Cash Flows from Operating Activities
Net (loss)	$(82)	$(59)	$(23)
Reconciliation of net (loss) to net cash provided by operating activities:
Depreciation and amortization	161	89	72
Provision for deferred income taxes	(3)	(2)	(1)
Provision for bad debts	6	7	(1)
Non-cash interest expense	22	9	13
Employee retiree benefits	(15)	—	(15)
Non-cash reorganization items	—	32	(32)
Changes in assets and liabilities:
Accounts receivable	37	3	34
Deferred directory costs	5	9	(4)
Other current assets	5	(3)	8
Accounts payable and accrued liabilities	(40)	(26)	(14)
Other items, net	4	(4)	8
Net cash provided by operating activities	100	55	45

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(3)	(6)	3
Net cash (used in) investing activities	(3)	(6)	3

Cash Flows from Financing Activities
Debt repayments	(74)	(82)	8
Net cash (used in) financing activities	(74)	(82)	8
Increase (decrease) in cash and cash equivalents	23	(33)	56
Cash and cash equivalents, beginning of year	156	172	(16)
Cash and cash equivalents, end of period	$179	$139	$40

Non-GAAP Financial Reconciliation - Free Cash Flow	3 Mos. Ended	3 Mos. Ended
Unaudited	3/31/14	3/31/13	$ Change

Net cash provided by operating activities	$100	$55	$45
Less: Additions to fixed assets and capitalized software	(3)	(6)	3
Free Cash Flow	$97	$49	$48

Dex Media, Inc.	Schedule E
Advertising Sales

	3 Mos. Ended	3 Mos. Ended
Unaudited	3/31/14	3/31/13

Print Products Sales
% Change year-over-year	(19.7)%	(22.5)%

Digital Sales
% Change year-over-year	8.5%	13.5%

Total Advertising Sales(1)
% Change year-over-year	(12.9)%	(15.8)%

Notes:

(1)  Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both Dex One and SuperMedia, for all periods presented.

Dex Media, Inc.	Schedule F
Reconciliation of Non-GAAP Measures End Notes

(1)                   EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, gains on early extinguishment of debt, depreciation and amortization.

(2)                   Adjusted Pro Forma EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs and pro forma items.

Adjusted Pro Forma results for 2014 & 2013 reflect the combination of Dex One and SuperMedia as if the transaction had been consummated prior to January 1, 2012 and reflect certain other adjustments, including adjustments to exclude the effects of purchase accounting, merger transaction and integration costs, severance and post-employment benefits amortization/gain.  Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of Dex Media would have been had the Dex One / SuperMedia merger transaction been consummated prior to January 1, 2012.

(3)                   Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.  These costs include a non-cash charge of $32 million to write off the unamortized debt fair value adjustment associated with Dex One’s senior secured credit facilities in the year ended December 31, 2013.

(4)                   This pro forma adjustment represents the historical EBITDA results of SuperMedia that as a result of acquisition accounting, were not included in the GAAP results of Dex Media.

(5)                   Merger transaction costs represent costs associated with completing the merger between Dex One and SuperMedia.

(6)                   Merger integration costs represent costs incurred to achieve synergies related to the merger of Dex One and SuperMedia.

(7)                   Severance costs are associated with SuperMedia headcount reductions in 2013 prior to the merger.

(8)                   These adjustments for 2014 and 2013 include credits to expense related to pretax gains associated with SuperMedia plan amendments to other post-employment benefits.

(9)                   Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

(10)            EBITDA margin is calculated by dividing EBITDA by operating revenue.

(11)            Adjusted Pro Forma EBITDA margin is calculated by dividing Adjusted Pro Forma EBITDA by Pro Forma operating revenue.

(12)            This pro forma adjustment represents the historical revenue results of SuperMedia that as a result of acquisition accounting, was not included in the GAAP results of Dex Media.

(13)            Adjusted Pro Forma Free Cash Flow is calculated by adding Dex Media’s cash from operations to the historical SuperMedia cash from operations less capital expenditures of Dex Media and the historical capital expenditures of SuperMedia, before operating cash flow payments for merger transaction costs.  As a result of acquisition accounting, the historical results of SuperMedia prior to April 30, 2013 were not included in the GAAP operating results of Dex Media.